SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004





                                    FORM 8-K
                    CURRENT REPORT PURSUANT TO SECTION 13 OF
                       THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report
(Date of earliest event reported) January 10, 2002
                                  ----------------




                           GENERAL MOTORS CORPORATION
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)




      STATE OF DELAWARE                 1-143                 38-0572515
----------------------------   -----------------------    -------------------
(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
 of incorporation)                                        Identification No.)




   300 Renaissance Center, Detroit, Michigan                 48265-3000
--------------------------------------------                 ----------
  (Address of principal executive offices)                   (Zip Code)







Registrant's telephone number, including area code       (313)-556-5000
                                                         --------------

ITEM 9. Forward Looking Information Relating to General Motors Corporation (GM) financial objectives for 2002.

                  GM Plans For Challenging But Profitable 2002
                    Calendar-Year Financial Targets Include:

               * $3.00 per share earnings, excluding Hughes
               * Profitable GM Automotive Operations
               * Improved market share in all automotive regions
               * Positive operating cash flow
               * Significant cost reductions
               * Reduced capital spending

     DETROIT -- Product performance, financial performance and balance-sheet strength are the key drivers for creating value at General Motors. That was the top-line message delivered today as GM outlined financial objectives for 2002 during a meeting with automotive securities analysts and institutional investors.

     GM Vice Chairman and Chief Financial Officer John Devine said that even with an expected reduction in overall industry auto sales due to weaker economic conditions, "GM expects to improve market share in each of its automotive regions" -- North America (GMNA), Europe (GME), Latin America/Africa/Mid-East (GMLAAM), and Asia-Pacific (GMAP).

     "Equally important, despite relentless competition and economic challenges, we fully expect our global automotive operations to be profitable this year, and to generate positive operating cash flow," Devine said.

     Bob Lutz, GM vice chairman in charge of product development and chairman of GM North America, told analysts, "General Motors will continue to focus on providing consumers with innovative, exciting, high-quality vehicles and services while relentlessly driving lower costs."

     GM's results in the fourth quarter of 2001 are expected to be better than the previous guidance of approximately $0.50 per share. "Improved profits generated by strong North American vehicle sales will be partially offset by the unfavorable effect of the currency devaluation in Argentina," Devine said. "Based on these factors, GM's fourth-quarter earnings are now expected to be approximately $0.60 per share."

     GM's 2002 earnings target is $3.00 per share, excluding Hughes. GM North America is expected to earn approximately $750 million in calendar-year 2002. The GMLAAM and GMAP regions are also expected to be profitable this year. As GM Europe implements its major restructuring plan, its results are expected to improve from 2001 levels, with losses less than $350 million in 2002. GME expects to take an unspecified charge in the first quarter of 2002 related to the restructuring.

     "GME is working aggressively to restructure its operations and strengthen its brands in order to achieve sustained profitability by 2003," said GME President Mike Burns.

     General Motors Acceptance Corp. (GMAC) is expected to have another relatively strong year in 2002, with net income of approximately $1.65 billion, down slightly from 2001, due to several external factors. GMAC's results are expected to be unfavorably affected by increased borrowing costs, off-lease residual values that will result in lower book gains, and slightly higher credit losses, partially offset by likely improvements in mortgage operations.

     GM has forecast total U.S. industry vehicle sales to be in the range of
15.0 million to 15.5 million units, down about 10 percent from 2001 levels, which were the second highest in history. Industry sales in Europe are expected to be down nearly 5 percent to approximately 18.5 million units. Sales in the Latin America/Africa/Mid-East and Asia-Pacific regions are expected to be relatively flat compared with 2001.

     Pricing pressures are expected to continue in 2002, with net price retention estimated at negative 1 percent in North America and in Europe.

     "The inability to raise prices requires us to take even tougher measures to reduce costs," Devine said. "We're attacking costs at all levels. GM expects an accelerated rate of material-cost reductions this year, and will intensify efforts to reduce structural costs." GM will continue to focus on improving manufacturing and engineering productivity, and plans to reduce salaried and contract employment levels by an additional 10 percent in North America and Europe to help make GM leaner and more efficient. The company's goal this year is to hold fixed costs in its core automotive operations at or below 2001 levels despite a projected pretax increase of approximately $1.5 billion (about $1 billion after taxes) in pension expense and healthcare costs in 2002.

     GM plans to reduce overall automotive capital spending by about 11 percent to $7.1 billion in 2002, while increasing the efficiency of vehicle development and improving management of working capital. GM North America, for example, plans to reduce overall capital spending in 2002 without decreasing the amount for product programs.

     "Through a more disciplined approach, we will maintain a single-minded focus on pursuing industry leadership in defining new trends, setting new standards for innovative products and services, producing them more efficiently, and delivering great results," said Gary Cowger, president of GM North America.

     "Overall, 2002 will be a very challenging year for the industry," Devine said. "At GM, we are determined to continue building momentum, to stay on track with our plans to deliver exceptional products and services to consumers throughout the world, and to deliver value to our stockholders."



                                      # # #



   In this press release and related comments by General Motors management, our use of the words "outlook," "expect," "anticipate," "estimate," "forecast," "project," "forecast," "likely," "objective," "plan," "designed," "goal" and similar expressions is intended to identify forward looking statements. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, actual results may differ materially due to numerous important factors that are described in GM's most recent report on SEC Form 10-K (at page II-10,11) which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K. Such factors include, among others, the following: changes in economic conditions, currency exchange rates or political stability; shortages of fuel, labor strikes or work stoppages; market acceptance of the corporation's new products; significant changes in the competitive environment; changes in laws, regulations and tax rates; and, the ability of the corporation to achieve reductions in cost and employment levels to realize production efficiencies and implement capital expenditures at levels and times planned by management.

A live webcast is scheduled from approximately 8:30 a.m. to 11:00 a.m. EST Jan. 10, 2002. The webcast and presentation material will be available through a hot link in GM Media Online (http://media.gm.com), or directly at http://investor.gm.com under Recent Webcasts in the Webcasts and Presentations section. A replay of the webcast will also be available on the site following the event.

Presentation materials will be available under Recent Presentations in the Webcasts and Presentations section.

Additionally, you may listen to the meeting via telephone. To access the call on a listen-only basis, please dial 212-896-6095 about 10 minutes prior to the start time and ask to be connected to the General Motors conference call.

A replay of this presentation will be available via telephone from Jan.10, 2002, at 12:45 p.m. EST until Jan. 12, 2002, at 12:45 p.m. EST. The dial-in number for the replay is 800-633-8284 (858-812-6440 for international access). Please enter reservation number 20152101.


                                    # # # # #


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GENERAL MOTORS CORPORATION
                                            --------------------------
                                                    (Registrant)
Date    January 10, 2002
        ----------------
                                       By
                                            s/Peter R. Bible
                                            -------------------------------
                                            (Peter R. Bible,
                                             Chief Accounting Officer)